EXHIBIT 99.1

Press Release
For Immediate Release:                                      (POWERLINX LOGO)


                       PowerLinx Secures Digital PowerLine
                      Surveillance System Purchase Contract
                                      - - -
        PowerLinx Contract To Generate Minimum Of $23M Sales Revenue Over
                                   Three Years

TIERRA VERDE, FL, September 23, 2004 - PowerLinx, Inc. (OTC BB: PWLX), the leader in powerline communication products, has executed a purchase agreement with Universal General Corporation (UGC) to purchase PowerLinx's patented digital powerline surveillance systems. The contract calls for the purchase of 10,000 digital powerline surveillance base systems with the ability to purchase as needed add-on digital powerline cameras based on UGC's installation site needs. The digital powerline base systems are offered in three grades of camera quality which include a PowerLinx produced camera and two other outsourced cameras. UGC will determine the camera grade required based on the specifications for the respective installation sites. Initially, UGC informed the Company the base systems will be deployed in various classified applications for several markets. The base system will include encoder servers, encryption capabilities and viewing software which utilize On2's VP6 codec that is currently licensed from PowerLinx's strategic partner, On2 Technologies, Inc. (AMEX:ONT) The Company will begin shipping the systems in the 4th quarter according to a ramp-up delivery schedule for the first year specified in the purchase contract. Depending on the final mix of the digital powerline cameras ordered, the total value of the purchase contract may range from $23M to $47M over the next three years covered by the agreement.

The complete contract may be found in the 8-K filing dated September 23, 2004 which may be accessed via the Company Web site, www.power-linx.com, using the "SEC filings" link in the investor relations section.

About Universal General Corporation:
Universal General Corporation is a private domestic, US Company involved in a variety of projects involving new innovations and technologies.

About PowerLinx, Inc.:
PowerLinx, Inc., www.power-linx.com, develops, manufactures, and markets, among other devices, products, and applications developed to transmit voice, video, audio and data either individually or any and all combinations over power lines, twisted pair wires and coax in AC and DC power environments, on any and all power grids. The Company has also developed, manufactured, and marketed different kinds of underwater video cameras, lights and accessories for the marine, commercial and consumer retail markets.


Web site:     www.power-linx.com
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E-mail:       investor@power-linx.com
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This press release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties may include: the adoption of our new products by customers; our ability to identify, develop, and commercialize new applications for our products; the ability to manage our anticipated growth; scaling-up our manufacturing capabilities; protecting our intellectual property; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). PowerLinx, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Contact:    Charles A. Nelson
            ROI Group Associates, Inc.
            Phone: (212) 495-0200 x15
            Fax: (212) 495-0746
            cnelson@roiny.com

            Andrea Costa
            ROI Group Associates, Inc.
            Phone: (212) 495-0200 x14
            Fax: (212) 495-0746
            acosta@roiny.com


PowerLinx:      Doug Bauer
                PowerLinx, Inc.
                Phone: 727-866-7440
                investor@power-linx.com

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Source: PowerLinx, Inc.